UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2026

Curbline Properties Corp.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-42265	93-4224532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Park Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 216 755-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CURB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Equity Sales Agreement

On June 2, 2026, Curbline Properties Corp. (the “Company”) and Curbline Properties LP (the “Operating Partnership”) entered into an ATM Equity Offering Sales Agreement (the “Equity Sales Agreement”) with Jefferies LLC, BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Nomura Securities International, Inc., StoneX Financial Inc. and Wells Fargo Securities, LLC, as sales agents (except in the case of Nomura Securities International, Inc. and StoneX Financial Inc.), principals (except in the case of Nomura Securities International, Inc. and StoneX Financial Inc.) and/or forward sellers (except in the case of BTIG, LLC and Capital One Securities, Inc.) (in any such capacity, each an “Agent,” and collectively, the “Agents”) and the Forward Purchasers (as defined below). Pursuant to the Equity Sales Agreement, shares of the Company’s common stock, $0.01 par value per share, having an aggregate offering price of up to $400 million (the “Shares”) may be offered and sold from time to time. Pursuant to the terms of the Equity Sales Agreement, the Agents will act as the Company’s sales agents or, when acting as forward sellers (except in the case of BTIG, LLC and Capital One Securities, Inc.), as agents for the relevant Forward Purchaser, in connection with any offerings of Shares. The Company may also sell Shares to an Agent as principal for its own account. The Company also entered into separate master forward confirmations on June 2, 2026 (each, a “Master Forward Confirmation”) between the Company and each of Jefferies LLC, The Bank of New York Mellon, Bank of America, N.A., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., StoneX Financial Inc. and Wells Fargo Bank, National Association, each as forward purchaser (in such capacity, each a “Forward Purchaser,” and collectively, the “Forward Purchasers”).

The sales, if any, of the Shares under the Equity Sales Agreement will be made in “at-the-market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions on the New York Stock Exchange, or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or as otherwise agreed to with the applicable Agent.

The Shares sold under the Equity Sales Agreement will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-290653), filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 1, 2025 and the prospectus supplement filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, on June 2, 2026.

The Equity Sales Agreement contemplates that, in addition to the issuance and sale of the Shares through the Agents, the Company may enter into one or more separate forward sale agreements pursuant to a Master Forward Confirmation and related supplemental confirmations. If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or one of its affiliates will attempt to borrow from third parties and sell, through the relevant Agent, acting as sales agent for such Forward Purchaser (in such capacity, a “Forward Seller”), shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. We will not initially receive any proceeds from any sale of borrowed shares of our common stock through an Agent, acting as Forward Seller.

We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds on each settlement date equal to the number of Shares underlying such forward sale agreement that are being settled multiplied by the relevant forward sale price per share. However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant Forward Purchaser.

The Agents are not required to sell any specific number or dollar amount of the Company’s common stock, but each Agent will, subject to the terms and conditions of the Equity Sales Agreement, use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell the Shares designated by the Company and, in the case of shares of its common stock offered through such Agent as Forward Seller, the relevant Forward Purchaser from time to time. Each Agent will receive from the Company a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of shares of our common stock sold through it as the Company’s sales agent. In connection with each forward sale agreement, we will pay the applicable Agent, as Forward Seller, a commission, in the form of a reduction to the initial forward sale price under the related forward sale agreement, at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the initial forward sale price. The initial forward sale price is based on the gross sales price of the borrowed shares of our common stock sold through such Agent, as Forward Seller, during the applicable forward selling period for such shares, subject to certain adjustments during that period. Under the terms of the Equity Sales Agreement, the Company may also sell shares of its common stock to one or more of the Agents as principal, at a price to be agreed upon at the time of sale. If the Company sells shares of its common stock to one or more of the Agents as principal, it will enter into a separate terms agreement with such Agent or Agents, as the case may be. In any such sale to an Agent as principal, the Company may agree to pay the applicable Agent a commission or underwriting discount that may exceed 2.0% of the gross sales price per share of common stock sold to such Agent, as principal.

The Company intends to use the net proceeds from any sales of Shares or upon physical settlement of any forward sale agreement we may enter into with any of the Forward Purchasers for general corporate purposes, which may include, among other things, funding the acquisition of properties, working capital and capital expenditures, repaying outstanding indebtedness, or a combination of the foregoing.

In connection with the entry into the Equity Sales Agreement, the Company’s “at-the-market” equity offering program pursuant to the Company’s prior equity sales agreement, dated as of October 1, 2025 (the “Prior Equity Sales Agreement”) was terminated. As of its termination, shares of common stock having an aggregate offering price of approximately $7.1 million were not sold under such Prior Equity Sales Agreement. In addition, shares of common stock having an aggregate offering price of approximately $199.9 million are subject to outstanding forward sale agreements entered into pursuant to the Prior Equity Sales Agreement that will remain outstanding following its termination in accordance with the terms of the forward sale agreements.

The foregoing descriptions of the Equity Sales Agreement and the Master Forward Confirmation do not purport to be complete and are qualified in their entirety by the full text of the Equity Sales Agreement, including the form of Master Forward Confirmation, which is being filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Equity Offering Sales Agreement, dated June 2, 2026.

5.1	Opinion of Venable LLP regarding the legality of the securities being issued by the Company.

23.1	Consent of Venable LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curbline Properties Corp.

	By:	/s/ Lesley H. Solomon
	Name:	Lesley H. Solomon
Dated: June 2, 2026	Title:	Executive Vice President, General Counsel and Secretary